CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 28, 2013 on General Municipal Money Market Funds, Inc. for the fiscal year ended November 30, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-77767 and 811-3481) of General Municipal Money Market Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 26, 2013